SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

And Regulation FD

Date of Report (Date of earliest event reported) May 25, 2004

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3932	38-1490038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 M63 North, Benton Harbor, Michigan	49022-2692
(Address of principal executive officers)	(Zip Code)

(269)-923-5000

Registrant’s telephone number, including area code

Item 7 – Financial Statements, ProForma Financial Information and Exhibits

(c) Exhibits.

Attached is a press release dated May 25, 2004 being furnished as part of this report.

Item 9 – Information to Be Included in the Report

On May 25, 2004, the registrant issued a press release regarding an analyst meeting being held today in New York City during which the registrant announced that it was reiterating its full-year earnings guidance of $6.20 to $6.35 per share, and discussed its free cash flow forecast, which will increase this year to about $400 million, or $100 million above its previous forecast. The registrant defines free cash flow as cash from operations and after proceeds from the sale of fixed assets, dividends and capital expenditures.

Exhibit Index

Exhibit No.	Description
99	Press Release dated May 25, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: May 25, 2004	By:	/s/ Robert T. Kenagy
	Name:	Robert T. Kenagy
	Title:	Corporate Secretary